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                                                                   EXHIBIT 10.16

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 9th day of December, 1997 between Greenwich Technology Partners, Inc., (the "Company") and Joseph Beninati (the "Executive").

          In consideration of the covenants and terms and conditions contained in this Agreement, the parties agree as follows:

     1.   DEFINITIONS. As used in this Agreement, each of the following terms
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shall have the indicated meanings:

          1.1. "Business" means the provision of complex computer network services and any other business engaged in by the Company or any of its subsidiaries while the Executive is employed by the Company.

          1.2. "Cause" means (i) except as otherwise provided in Section 3.3, the Executive's failure or refusal to perform his duties under this Agreement which continues uncured for a period of ten (10) days after written notice; (ii) the Executive's failure to abide by the terms of this Agreement which continues uncured for a period of ten (10) days after written notice; (iii) the Executive's involvement in fraud, misappropriation, willful misconduct or dishonesty in connection with or relating to his employment by the Company or the Executive's disloyalty; or (iv) the Executives conviction for, or plea of no contest to, any criminal activity (other than minor traffic offenses).

          1.3. "Intellectual Property" means all inventions, trade secrets, secret processes, trade marks, trade names, trade styles, service marks, copyrights, designs, engineering and manufacturing techniques, "know how" and other proprietary rights of every kind and nature of Company relating to the Business, whether now existing or developed during the Executive's period of employment, and whether subject to a registration, an application for registration or arising at common law, used or developed in connection with the Business.

     2.   EMPLOYMENT. The Company hereby employs the Executive and the Executive
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hereby accepts employment with the Company, on the terms and conditions set forth in this Agreement.

     3.   TERM AND TERMINATION.
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          3.1.  The initial term of the Executive's employment pursuant to this
Agreement shall commence on the date of this Agreement and shall continue until December 31, 2002, unless sooner terminated in accordance with Section 3.2. The term of this Agreement shall be renewed at the conclusion of the initial term for a period of one year and shall be renewed each year thereafter for a period of one year unless the Company or the Executive shall elect to
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terminate the term of Executive's employment by notice given at least 90 days prior to the end of the initial term or any successive renewal period.

          3.2. The Executive's employment pursuant to this Agreement shall terminate upon the death of the Employee. The Company shall be entitled to terminate the Executive's employment, at any time, for Cause, effective immediately.

          3.3. If Executive is unable to perform any substantial duties hereunder by reason of physical or mental disability for a period of 120 consecutive days, or a period of more than 180 days in the aggregate in any eighteen-month period, Company may terminate Executive. Prior to any such termination, Company shall continue to pay Executive's annual salary in accordance with Company's normal payroll practices and Executive shall continue to receive all other employment-related fringe benefits due to him hereunder. If Executive is terminated due to a disability, Executive shall be entitled to any cash bonus due Executive for such fiscal year, prorated for the portion of the year prior to Executive's termination.

          3.4. From and after the effective date of his termination, the Executive shall cease to render any services on behalf of the Company and shall not be entitled to receive any salary or compensation, except for salary and compensation accrued prior to his termination.

     4.   TITLE AND DUTIES.
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          4.1.  Executive shall serve as an chairman and chief executive officer of the Company during the term of his employment.

          4.2. The Executive shall devote his best efforts and undivided loyalty and his full business time to the Business.

     5.   COMPENSATION.
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          5.1.  The Executive shall receive a base salary at the rate of
$180,000 per year from December 1, 1997 to November 30, 1998 subject to increase thereafter from year to year as may be determined by the Company, payable on the Employees regular pay periods and subject to annual payroll deductions.

          5.2. The Executive shall be entitled to such bonuses, if any, as may be determined from time to time by the Company.

     6.   BENEFITS.
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          6.1.  The Executive will be entitled to the use of a Company-leased automobile of similar size and type to that heretofore used by Executive, or the equivalent cash allowance, and to the same employee benefits from the Employer as are generally provided to employees of Employer. Any such benefits may be changed by Employer from time to time as it shall determine in its sole discretion.
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         6.2.  Company will reimburse Executive for reasonable travel and other reasonable expenses incident to Executive's rendering services hereunder. Payments to Executive will be made upon presentation of expense vouchers in such detail as Company may from time to time reasonably require. Company will provide Executive with a credit card which Executive may use for legitimate business expenses.

     7.  COMPETITION; PROPRIETARY INFORMATION.
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         7.1.  Competition.  Executive covenants and agrees that during his
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employment by the Company and continuing for a period of three years after the termination of his employment with the Company he shall not directly or
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indirectly, whether as principal, agent, employee, employer, consultant, stockholder, copartner or in any other individual or representative capacity whatsoever, do any of the following:

               7.1.1. Engage or participate in the establishment, affairs, conduct or management of, or own any stock or other proprietary interest in (except for passive investments of not more than 2% of the issued and outstanding stock of any publicly traded corporation), or debt of, any business which engages in any aspect of the Business or conducts any business or renders any services that are competitive or similar to any aspect of the Business, as then being conducted.

               7.1.2. Solicit or induce any customers or prospective customers to obtain services from any enterprise (other than the Company ), wherever
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located, that is or intends to become engaged in any business which is
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competitive with any aspect of the Business. As used in this Agreement,
"customer" means (i) any person, corporation or other entity to which the Company has rendered any services or sold any products within the preceding two
(2) year period, and their affiliates and "prospective customer" means any person, corporation or other entity which has been solicited by the Company to use its services or purchase its products within the preceding six (6) months.

               7.1.3. Encourage any officer, director, executive or employee of the Company to leave his or her employment with the Company; or hire, employ or cause to be hired or employed (other than by the Company), or establish a business with, any person who within two (2) years prior thereto was employed by the Company or any of its subsidiaries.

               7.1.4. Disrupt or interfere with the relationship between the Company and any of its customers, prospective customers or suppliers.

         7.2.  Confidentiality. Executive covenants and agrees that he shall not
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directly or indirectly, at any time, whether during or after his employment by the Company divulge, furnish or make accessible to anyone, or use for his benefit or the benefit of anyone other than the Company, any of the Intellectual Property or any other confidential information with respect to the Company, including its technology, finances, customers, prospective customers, suppliers, pricing policies or marketing strategies.
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          7.3.  Proprietary Information.  The Executive further covenants and
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agrees to promptly disclose to the Company, and to no one else, all additional
Intellectual Property which results from, is suggested by or relates to his employment by the Company and which are made or conceived or reduced to practice by him, alone or in con unction with others, while in the employ of the Company, whether or not patentable, whether or not made or conceived or reduced to practice at the request of or upon the suggestion of the Company, whether made or conceived or reduced to practice during or out of his usual hours of work, or whether made or conceived or reduced to practice in or about the premises of the Company or elsewhere. The Executive agrees that all such additional Intellectual Property and all rights in connection therewith shall be and remain the sole and exclusive property of the Company. The Executive hereby assigns, and agrees to further assign, to the Company all of his right, title and interest in and to any additional Intellectual Property relating to the Business as now conducted or as conducted during the course of the Executive's employment.

     8.   ENFORCEMENT OF COVENANTS.
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          8.1.  Executive acknowledges that the covenants contained in Section 7 are necessary to protect the Company and the Business. Executive further acknowledges that any breach or threatened breach of any of his obligations under Section 7 will result in irreparable injury to the Company, which will not have an adequate remedy at law. Consequently, Executive consents and agrees that in the event he breaches or threatens to breach any of the provisions of
Section 7, then the Company will be entitled, as a matter of right (i) to injunctive relief in any court of competent jurisdiction to restrain Executive from such breach or threatened breach; (ii) to an accounting for and payment of all proceeds realized by Executive as a result of such breach; and (iii) to any other remedies as may be available under applicable law, all of which remedies shall be cumulative and may be pursued separately or concurrently. Executive further agrees to reimburse the Company for any costs (including reasonable attorneys fees) incurred by the Company in connection with enforcement of its remedies under this Agreement.

          8.2. The existence of any claim or cause of action of Executive against the Company, or any member, officer, director, employee or agent of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the provisions of
Section 7.

          8.3. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants set forth in Section 7 because the duration thereof is too long or the scope thereof is too broad, it is expressly agreed between the Company and Executive that the court making such determination shall be empowered to reduce the duration and scope of the covenants set forth in Section 7 to the extent necessary to permit enforcement of such covenants.

     9.   ENFORCEMENT OF AGREEMENT. The Executive acknowledges that the Board of
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Directors of the Company presently is comprised and may in the future be comprised of two directors and that he is and in the future may be one of the two directors. Accordingly, the Executive agrees that so long as he is serving as one of the two directors on the Board of
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Directors of the Company, all decisions and determinations on behalf of the
Company with respect to Executive's determinations on behalf of the Company with respect to Executive's employment by the Company and this Agreement or any provisions thereof shall be made up on behalf of the Company by the other director then serving as a member of the Board of Directors and any decisions or determinations so made by such other director shall constitute the duly authorized actions of the Company and shall be binding upon the Company. The Executive hereby releases and forever waives any claims which he may ever have against such other director concerning this Agreement or any actions taken by such other director with regard to Executive's employment or the termination of Executive's employment or this Agreement.

     10.  TERMINATION OF AGREEMENT.  This Agreement shall terminate upon the
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earliest to occur of the following events if the Executive shall be employed by the Company at the time of such occurrence: (i) the sale of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company as a result of which the shareholders of the Company who shall have owned stock in the Company prior to such transaction shall own less than a majority of the outstanding capital stock of the surviving corporation; (iii) the dissolution or liquidation of the Company; or (iv) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in which the per share price is at least $5 and the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $10,000,000.

     11.  MISCELLANEOUS.
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          11.1.  Binding Agreement.  This Agreement shall be binding upon and
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inure to the benefit of the Company and the Executive and their respective personal representatives, heirs, beneficiaries, successors and assigns. This Agreement is a contract for personal services and Executive shall not assign any of Its duties or responsibilities under the Agreement to any other person or entity. Any such attempted assignment shall be void.

          11.2.  Entire Agreement.  This Agreement embodies or reflects the
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entire agreement between the parties relating to the subject matter of this
Agreement, and there are no agreements, understandings, representations, or warranties between the parties relating to the subject matter of this Agreement other than those set forth in this Agreement or such other writings.

          11.3.  Headings.  The section and other headings of this Agreement are
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for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.4.  Section and Subsection References.  All references in this
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Agreement to Sections refer to sections or subsections of this Agreement, as appropriate.
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          11.5.  Amendment and Waiver.  This Agreement may not be amended,
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modified or waived in whole or in part at any time, except in a writing signed by the Executive and the Company.

          11.6.  Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Connecticut.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                      GREENWICH TECHNOLOGY PARTNERS, INC.

                                      By: /s/ Joseph Beninati
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                                          Joseph Beninati, CEO

                                          /s/ Joseph Beninati
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                                          JOSEPH BENINATI